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                                                                   Exhibit 10.40

                 Annual Cash Compensation of Executive Officers

      Base Salaries and 2006 Bonus Payments. The executive officers of Stereotaxis, Inc. (the "Company") have their base salaries determined yearly by the Compensation Committee (the "Committee") of the Board of Directors. It is anticipated that such determinations will occur annually. The executive officers are all "at will" employees, and each have written employment agreements which are filed, as required, as exhibits to reports filed by the Company under the Securities Exchange Act of 1934. On February 8, 2007, the Compensation Committee established the 2007 annual salaries and awarded payments under the Company's 2006 bonus program (the "2006 Program") to the executive officers of the Company as set forth below. The bonuses are for efforts and services of these officers on behalf of the Company in 2006 pursuant to and consistent with the objective of the Company's bonus plan, as determined by the Committee. The bonus plan performance measures include operating and financial goals, including revenue, expense, regulatory accomplishments, product development, and strategic initiatives. The salary increases provide for future services and for the benefits to the Company as a result of these services. The 2007 salaries and 2006 bonuses are summarized in the following table:

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                                            2007 Salary         2006 Cash Bonus
                                            -----------         ---------------
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Douglas Bruce
Senior Vice President, Research &             $295,000              $53,102
Development
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Bevil Hogg                                    $400,000              $71,859
Chief Executive Officer
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Michael Kaminski                              $345,000              $56,765
President & Chief Operating Officer
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Ruchir Sehra                                  $249,600              $46,800
Chief Medical Officer
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James Stolze
Vice President & Chief Financial Officer      $310,000              $55,765
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Melissa Walker
Senior Vice President, Regulatory,            $235,000              $42,304
Quality & Compliance
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      The Company  intends to provide  additional  information  regarding  other compensation awarded to the named executive officers in respect of and during the 2006 fiscal year in the proxy statement for its 2007 annual meeting of shareholders, which is expected to be filed with the Securities and Exchange Commission in April 2007.